Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 10, 2009, in this Amendment No. 5 to the Registration Statement on Form S-1 and related Prospectus of rue21, inc. for the registration of 7,780,252 shares of its common stock.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
November 10, 2009